UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2007

Federal Services Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Third Avenue, 33rd Floor
New York, New York	10022-4775
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 403-9765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On January 16, 2007 the registrant issued a press release announcing (a) the completion of the acquisition of Advanced Technology Systems, Inc. (“ATS”), (b) the effectiveness of amendments to its Certificate of Incorporation, including a change of the registrant’s name to “ATS Corporation” from “Federal Services Acquisition Corporation”, and (c) approval by the Board of Directors of a repurchase program involving the purchase of up to $15,000,000 worth of the registrant’s common stock and warrants in the open market from time to time over the next twelve months.

Certain of these developments will be disclosed in more detail in an additional Current Report on Form 8-K, including disclosure under Items 1.01, 2.01, 3.02, 3.03, 5.02, 5.03 and 5.06, which will be filed on a timely basis.

A copy of the registrant’s press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Services Acquisition Corporation
(Registrant)

Date: January 16, 2007	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman of the Board, President and
Chief Executive Officer